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                                                                    EXHIBIT 23.2
                                                                    ------------


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Extreme Networks, Inc. Individual Option Agreements Granted Under the Webstacks, Inc. 2000 Stock Option Plan and Assumed by Extreme Networks, Inc. of our report dated July 18, 2000, except for note 9, as to which the date is August 24, 2000, with respect to the consolidated financial statements and schedule of Extreme Networks, Inc. for the year ended July 2, 2000 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP


Palo Alto, California
April 4, 2001